UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)
November 19, 2024

Fox Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-38776	83-1825597
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
1211 Avenue of the Americas, New York, New York 10036
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(212) 852-7000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	FOXA	The Nasdaq Global Select Market
Class B Common Stock, par value $0.01 per share	FOX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on November 19, 2024. A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters are set forth below.
Proposal 1: The following individuals were elected as directors:

Name	For	Against	Abstain	Broker Non-Votes
Lachlan K. Murdoch	181,675,897	28,403,341	80,524	4,247,796
Tony Abbott AC	203,048,387	7,082,337	29,038	4,247,796
William A. Burck	200,527,392	9,602,857	29,513	4,247,796
Chase Carey	200,227,593	9,903,740	28,429	4,247,796
Roland A. Hernandez	202,446,160	7,686,163	27,439	4,247,796
Margaret “Peggy” L. Johnson	208,590,222	1,530,894	38,646	4,247,796
Paul D. Ryan	158,497,379	51,631,667	30,716	4,247,796
Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2025 passed and was voted upon as follows:

For:	214,319,114
Against:	60,386
Abstain:	28,058
Proposal 3: A proposal to approve, on an advisory, nonbinding basis, named executive officer compensation passed and was voted upon as follows:

For:	195,653,229
Against:	14,467,168
Abstain:	39,365
Broker Non-Votes:	4,247,796

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX CORPORATION

By:	/s/ Adam G. Ciongoli
Name: Adam G. Ciongoli
Title: Chief Legal and Policy Officer
November 19, 2024